                          Exhibit 99.01

      Louisville Gas and Electric Company Cautionary Factors

       The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage such disclosures without the threat of litigation providing those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward-looking statements have been and will be made in written documents and oral presentations of Louisville Gas and Electric Company (the "Company"). Such statements are based on management's beliefs as well as assumptions made by and information currently available to management. When used in the Company's documents or oral presentations, the words "anticipate", "estimate", "expect", "objective" and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the Company's actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

* Increased competition in the utility industry, including effects of: decreasing margins as a result of competitive pressures; industry restructuring initiatives; transmission system operation and/or administration initiatives; recovery of investments made under traditional regulation; nature of competitors entering the industry; retail wheeling; a new pricing structure; and former customers entering the generation market;

* Changing market conditions and a variety of other factors associated with physical energy and financial trading activities including, but not limited to, price, basis, credit, liquidity, volatility, capacity, transmission, currency, interest rate and warranty risks;

* Risks associated with price risk management strategies intended to mitigate exposure to adverse movement in the prices of electricity and natural gas on both a global and regional basis;

* Economic conditions including inflation rates and monetary fluctuations;

* Customer business conditions including demand for their products or services and supply of labor and materials used in creating their products and services;

* Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission, state public utility commissions, state entities which regulate natural gas transmission, gathering and processing and similar entities with regulatory oversight;

* Availability or cost of capital such as changes in: interest rates, market perceptions of the utility and energy-related industries, the Company or security ratings;

* Factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages, unusual maintenance or repairs; unanticipated changes to fossil fuel, or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; environmental incidents; or electric transmission or gas pipeline system constraints;

*    Employee   workforce  factors  including  changes   in   key
     executives, collective bargaining agreements with union employees, or work stoppages;

* Rate-setting policies or procedures of regulatory entities, including environmental externalities;

* Social attitudes regarding the utility, natural gas and power industries;

* Costs and other effects of legal and administrative proceedings, settlements, investigations, claims and matters, including but not limited to those described in
     Note 13 of the Notes to Financial Statements of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, under the caption Commitments and Contingencies and in Note 2 of the Notes to Financial Statements of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

*    Technological  developments,  changing  markets  and   other
     factors that result in competitive disadvantages and create the potential for impairment of existing assets;

*    Other  business  or investment considerations  that  may  be disclosed from time to time in the Company's Securities  and
     Exchange   Commission   filings   or   in   other   publicly
     disseminated written documents.

      In addition, numerous matters associated with the proposed combination of LG&E Energy Corp. ("LG&E Energy"), the parent of Louisville Gas and Electric Company, and KU Energy Corporation, including:

*    Regulatory   authorities'   decisions   regarding   business
     combination issues including the approval of the business combination as proposed, the rate structure of utility operating companies after the merger, transmission system operation and administration, or divestiture of portions of LG&E Energy's business;

*    Qualification of the transaction as a pooling of interest;

* Factors affecting the anticipated cost savings including national and regional economic conditions, national and regional competitive conditions, inflation rates, weather conditions, financial market conditions, and synergies resulting from the business combination;

*    Allocation  of benefits of cost savings between shareholders and  customers, which will depend, among other things,  upon
     the   results   of   regulatory   proceedings   in   various
     jurisdictions;

* Different or additional federal and state regulatory requirements or restrictions to which the Company may be subject as a result of the business combination (including conditions which may be imposed in connection with obtaining the regulatory approvals necessary to consummate the business combination);

      The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.